OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Sep-00


                                              Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                   Ending             Scheduled
Principal           Scheduled          Prepaid           Liquidated      Contracts          Principal          Gross
Balance             Principal          Principal         Principal       Repurchased        Balance            Interest
---------------------------------------------------------------------------------------------------------------------------


314,485,567.30     (304,208.43)      (1,149,568.60)     (948,508.06)         0.00        312,083,282.21      2,634,248.17
===========================================================================================================================



                    Scheduled                                             Amount
Servicing           Pass Thru      Liquidation        Reserve          Available for      Limited         Total
Fee                 Interest       Proceeds           Fund Draw        Distribution       Guarantee   Distribution
------------------------------------------------------------------------------------------------------------------------------

262,071.31        2,372,176.86     673,243.02           0.00          4,761,268.22          0.00      4,761,268.22
==============================================================================================================================



                                               Certificate Account
------------------------------------------------------------------------------------------------------------------------------

  Beginning                     Deposits                                         Investment           Ending
   Balance           Principal            Interest        Distributions           Interest            Balance
------------------------------------------------------------------------------------------------------------------------------

1,365,038.15       2,378,074.54         2,318,237.37      (4,564,025.56)          3,597.83          1,500,922.33
==============================================================================================================================




                        P&I Advances at Distribution Date
-----------------------------------------------------------------------------------

       Beginning              Recovered            Current            Ending
        Balance               Advances             Advances           Balance
-----------------------------------------------------------------------------------

     1,539,632.62          -1,539,632.62        2,104,275.80       2,104,275.80
===================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                      September-00


Class B Crossover Test                                                                         Test Met?
--------------------------------------------------------------------------                     ---------------

(a) Remittance date on or after October 2004                                                         N

(b) Average 60 day Delinquency rate <=              5.5%                                             Y



(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Oct. 2004 - Mar. 2006               7%                                               N
                April 2006 - Mar. 2007              8%                                               N
                April 2007 - Sept. 2008             9.5%                                             N
                Oct. 2008 and After                 10.5%                                            N


(e) Current realized loss ratio <=                  3.00%                                            Y

(f) Does subordinated cert. percentage equal or
    exceed                                          41.618%
    of stated scheduled pool balance

                Beginning M balances                                             32,844,000.00
                Beginning B balances                                             32,023,000.00
                Overcollateralization                                            11,495,849.57
                                                                          ---------------------
                                                                                 76,362,849.57
                Divided by beginning pool
                balance                                                         314,485,567.30
                                                                          ---------------------
                                                                                       24.282%       N
                                                                          =====================




Average 60 day delinquency ratio:

                             Over 60s           Pool Balance              %
                        ------------------------------------------------------------

Current Mo                   11,337,147.14         312,083,282.21       3.63%
1st Preceding Mo              9,593,275.28         314,485,567.30       3.05%
2nd Preceding Mo              7,355,847.61         316,535,154.49       2.32%
                                                       Divided by         3
                                                                  ------------------
                                                                        3.00%
                                                                  ==================












Cumulative loss ratio:

                       Cumulative losses               493,552.94
                                           -----------------------
Divided by Initial Certificate Principal           328,440,849.57      0.150%
                                                                  ==================



Current realized loss ratio:
                            Liquidation            Pool
                              Losses              Balance
                        ------------------------------------------
Current Mo                      275,265.04         314,485,567.30
1st Preceding Mo                152,843.37         316,535,154.49
2nd Preceding Mo                 44,983.35         318,088,741.15
                        ------------------------------------------
                                473,091.76         316,369,820.98
                                                                       0.598%
                                                                  ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           Sep-00



                                                         Delinquency Analysis

                                            31 to 59 days            60 to 89 days        90 days and Over        Total Delinq.
                No. of   Principal                 Principal             Principal              Principal             Principal
                Loans    Balance           #       Balance        #      Balance         #      Balance        #      Balance
                --------------------------------------------------------------------------------------------------------------------

Excluding Repos 6,179    307,453,328.00   170    6,111,187.78    73    2,815,156.40     94     3,947,296.06   337    12,873,640.24

          Repos   125      4,629,954.21     1       55,259.53    12      413,216.70    112     4,161,477.98   125     4,629,954.21
                --------------------------------------------------------------------------------------------------------------------

          Total 6,304    312,083,282.21   171    6,166,447.31    85    3,228,373.10    206     8,108,774.04   462    17,503,594.45
                ====================================================================================================================

                                                                                                             7.3%            5.61%
                                                                                                  ==================================


                                     Repossession Analysis
    Active Repos                 Reversal       Current Month
    Outstanding                (Redemption)        Repos              Cumulative Repos
           Principal             Principal            Principal              Principal
 #          Balance       #       Balance      #       Balance        #       Balance
---------------------------------------------------------------------------------------
125      4,629,954.21    -1     (6,373.63)    66    2,495,421.14     175   6,218,946.64

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                   Sep-00

REPOSSESSION LIQUIDATION REPORT

                                      Liquidated
 Account       Customer                Principal         Sales           Insur.          Total         Repossession
 Number          Name                   Balance         Proceeds        Refunds         Proceeds         Expenses
-------------------------------------------------------------------------------------------------------------------
 2106573 CARMEN A FLEETWOOD JR         23,222.14        23,900.00         193.59        24,093.59         6,557.00
 2107050 SALAZAR MEZA                  30,662.05        33,500.15       2,442.82        35,942.97         6,845.00
 2111060 SUSAN M GIBBS                 24,251.90        22,400.00         443.45        22,843.45         6,512.00
 2114049 SHAUNDEE A TATUM              29,790.12        30,400.00         214.28        30,614.28         6,752.00
 2130227 RONALD R DANIELS              21,267.66        19,300.00       2,045.78        21,345.78         6,419.00
 2131837 MIKE ESTES                    16,316.90        16,400.00         704.77        17,104.77         6,332.00
 2134427 ANITA L BROWNFIELD            20,063.29        17,900.00         240.79        18,140.79         6,377.00
 2136331 GUADALUPE R ALVARADO          23,100.74        24,050.00         340.84        24,390.84         6,561.50
 2136919 DONALD F FORDYCE              25,326.07        21,500.00         415.34        21,915.34         6,485.00
 2137347 THOMAS W FULGHAM              26,746.36        26,000.00         350.76        26,350.76         6,620.00
 2142453 LORA J ROBERTS                34,171.63        34,900.00         386.68        35,286.68         6,887.00
 2142511 TROY K SEIBERS                19,569.31        23,900.00         143.66        24,043.66         6,557.00
 2148351 LARRY PILAT                   18,554.71        20,349.00       1,520.43        21,869.43         6,450.47
 2153005 STEVE H BLUNT                 10,065.41        10,500.00         142.24        10,642.24         6,155.00
 2160091 RICKY M ROSENBALM             26,446.46        23,900.00       1,492.84        25,392.84         6,557.00
 2163004 AMBER R SCOTT                 21,679.37        20,500.00         671.94        21,171.94         6,455.00
 2164028 JASON O OXENDINE              31,510.37        28,900.00         294.43        29,194.43         6,707.00
 2102804 RHONDA HARDEN                 39,413.37        36,900.00           0.00        36,900.00         6,947.00
 2121234 ROGER W LEE                   33,056.80        34,400.00         618.40        35,018.40         6,872.00
 2126308 NANCY L RAMSEY                37,587.79        39,650.00         202.76        39,852.76        10,989.50
 2129252 MATTHEW KING                  32,035.61        32,400.00         603.04        33,003.04         6,812.00
 2129799 JERRY THOMAS                  54,303.46        51,900.00         416.20        52,316.20        11,357.00
 2131878 BRIAN J RIEF                  47,856.86        47,750.00         713.38        48,463.38        11,232.50
 2135077 REGINA UEBELACKER             37,860.57        39,800.00       1,518.47        41,318.47         7,034.00
 2139335 MICHAEL ROY                   30,434.75        29,400.00         634.83        30,034.83         6,722.00
 2146306 ROBERT W BRION                43,534.84        42,650.00           0.00        42,650.00        11,079.50
 2155067 CHRISTA L HERREN              42,321.94        43,400.00         536.69        43,936.69        11,102.00
 2166270 GREGORY L FRANCE JR           44,442.27        43,550.00         331.03        43,881.03        11,106.50
 2166890 JENNIFER L GRIGG              33,298.87        29,500.00       1,408.61        30,908.61         6,725.00
*2122117 DORRA HOLLAND                 29,129.68                       28,340.00        28,340.00
*2141224 JANICE NETTLES                40,486.76                       40,570.66        40,570.66
                                                                                             0.00
                                                                                             0.00
                                      -----------------------------------------------------------------------------
                                      948,508.06       869,599.15      87,938.71       957,537.86       219,207.97
                                      =============================================================================
*Loan Charge off


      Net                                          Net         Current
  Liquidation      Unrecov.    FHA Insurance    Pass Thru     Period Net    Cumulative
    Proceeds       Advances       Coverage       Proceeds     Gain/(Loss)   Gain/(Loss)
----------------------------------------------------------------------------------------
   17,536.59       1,691.23          0.00       15,845.36      (7,376.78)
   29,097.97       2,346.69          0.00       26,751.28      (3,910.77)
   16,331.45       1,719.92          0.00       14,611.53      (9,640.37)
   23,862.28       2,477.73          0.00       21,384.55      (8,405.57)
   14,926.78       1,769.02          0.00       13,157.76      (8,109.90)
   10,772.77       2,688.03          0.00        8,084.74      (8,232.16)
   11,763.79       1,424.12          0.00       10,339.67      (9,723.62)
   17,829.34       1,921.55          0.00       15,907.79      (7,192.95)
   15,430.34       3,028.04          0.00       12,402.30     (12,923.77)
   19,730.76       1,783.00          0.00       17,947.76      (8,798.60)
   28,399.68       2,609.97          0.00       25,789.71      (8,381.92)
   17,486.66       1,460.84          0.00       16,025.82      (3,543.49)
   15,418.96       1,368.34          0.00       14,050.62      (4,504.09)
    4,487.24         813.39          0.00        3,673.85      (6,391.56)
   18,835.84       2,370.44          0.00       16,465.40      (9,981.06)
   14,716.94       1,699.38          0.00       13,017.56      (8,661.81)
   22,487.43       1,918.43          0.00       20,569.00     (10,941.37)
   29,953.00       2,153.94          0.00       27,799.06     (11,614.31)
   28,146.40       2,604.47          0.00       25,541.93      (7,514.87)
   28,863.26       2,314.29          0.00       26,548.97     (11,038.82)
   26,191.04       2,140.34          0.00       24,050.70      (7,984.91)
   40,959.20       3,828.86          0.00       37,130.34     (17,173.12)
   37,230.88       3,222.06          0.00       34,008.82     (13,848.04)
   34,284.47       2,379.49          0.00       31,904.98      (5,955.59)
   23,312.83       2,598.18          0.00       20,714.65      (9,720.10)
   31,570.50       2,187.87          0.00       29,382.63     (14,152.21)
   32,834.69       2,417.60          0.00       30,417.09     (11,904.85)
   32,774.53       2,658.61          0.00       30,115.92     (14,326.35)
   24,183.61       1,931.10          0.00       22,252.51     (11,046.36)
   28,340.00         790.83                     27,549.17      (1,580.51)
   40,570.66         769.11                     39,801.55        (685.21)
        0.00                                         0.00           0.00
        0.00                                         0.00           0.00
-------------------------------------------------------------------------
  738,329.89      65,086.87          0.00      673,243.02    (275,265.04)   (493,552.94)
=========================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Sep-00

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                                                                        Beginning
                                                       Original        Beginning        Principal     Current       Current
Senior                                                Certificate     Certificate       Shortfall    Principal     Principal
Certificates                                           Balance          Balance        Carry-Over       Due           Paid
-----------------------------------------------------------------------------------------------------------------------------
A-1                                                  65,000,000.00     49,402,933.32       0.00    2,402,285.09   2,402,285.09

A-2                                                  23,000,000.00     23,000,000.00       0.00            0.00           0.00

A-3                                                  14,000,000.00     14,000,000.00       0.00            0.00           0.00

A-4                                                  25,000,000.00     25,000,000.00       0.00            0.00           0.00

A-5                                                 125,078,000.00    125,078,000.00       0.00            0.00           0.00

                                              ---------------------------------------------------------------------------------
Total Certificate Principal Bal.                    252,078,000.00    236,480,933.32       0.00    2,402,285.09   2,402,285.09
                                              =================================================================================

                           Accelerated
   Ending Principal         Principal           Ending                       Principal Paid
   Shortfall Carry-        Distribution       Certificate                      Per $1,000
         Over                 Amount            Balance        Pool Factor    Denomination
-------------------------------------------------------

          0.00                 0.00         47,000,648.23        72.30869%      36.95823

          0.00                 0.00         23,000,000.00       100.00000%       0.00000

          0.00                 0.00         14,000,000.00       100.00000%       0.00000

          0.00                 0.00         25,000,000.00       100.00000%       0.00000

          0.00                 0.00        125,078,000.00       100.00000%       0.00000

----------------------------------------------------------
          0.00                 0.00        234,078,648.23
==========================================================

                                                                                        Beginning
                                                       Original        Beginning        Principal     Current       Current
Subordinate                                           Certificate     Certificate       Shortfall    Principal     Principal
Certificates                                           Balance          Balance        Carry-Over       Due           Paid
-----------------------------------------------------------------------------------------------------------------------------

M-1                                                  20,527,000.00     20,527,000.00       0.00            0.00           0.00
M-1 Outstanding Writedown                                                       0.00

M-2                                                  12,317,000.00     12,317,000.00       0.00            0.00           0.00
M-2 Outstanding Writedown                                                       0.00

B-1                                                  13,138,000.00     13,138,000.00       0.00            0.00           0.00
B-1 Outstanding Writedown                                                       0.00

B-2                                                  18,885,000.00     18,885,000.00       0.00            0.00           0.00
B-2 Outstanding Writedown                                                       0.00

Excess Asset Principal Balance                       11,495,849.57     13,137,633.98
                                              ---------------------------------------------------------------------------------

Total Excluding Writedown Balances                   76,362,849.57     78,004,633.98       0.00            0.00           0.00
                                              =================================================================================

All Certificates Excluding Writedown Balances       328,440,849.57    314,485,567.30       0.00    2,402,285.09   2,402,285.09
                                              =================================================================================


                                          Accelerated
     Ending Principal        Current       Principal        Ending                          Principal Paid
    Shortfall Carry-        Writedown/    Distribution    Certificate                         Per $1,000
          Over              (Writeup)       Amount          Balance        Pool Factor       Denomination
-----------------------------------------------------------------------

          0.00                 0.00                       20,527,000.00     100.00000%       0.00000
                               0.00                                0.00

          0.00                 0.00                       12,317,000.00     100.00000%       0.00000
                               0.00                                0.00

          0.00                 0.00                       13,138,000.00     100.00000%       0.00000
                               0.00                                0.00

          0.00                 0.00                       18,885,000.00     100.00000%       0.00000
                               0.00                                0.00

                                           (0.00)         13,137,633.98
----------------------------------------------------------------------------------------------------

          0.00                 0.00        (0.00)         78,004,633.98
=========================================================================
          0.00                 0.00         0.00         312,083,282.21
=========================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO.         MONTH                         Sep-00

CERTIFICATE INTEREST ANALYSIS

                                                                  Current                                  Interest
                Pass     Beginning Carry-                        Carry-Over                    Ending      Paid Per
Senior        Through    Over Priority     Current Priority  Priority Interest               Carry-Over      1000      Total Class
Certificates    Rate     Interest Balance  Interest Accrual       Accrual          Paid        Balance   Denomination  Distribution
             -----------------------------------------------------------------------------------------------------------------------
A-1           6.77125%        0.00             278,766.34            0.00       278,766.34       0.00      4.28871      2,681,051.43

A-2            7.7650%        0.00             148,829.17            0.00       148,829.17       0.00      6.47083        148,829.17

A-3            7.9450%        0.00              92,691.67            0.00        92,691.67       0.00      6.62083         92,691.67

A-4            8.1500%        0.00             169,791.67            0.00       169,791.67       0.00      6.79167        169,791.67

A-5            8.1600%        0.00             850,530.40            0.00       850,530.40       0.00      6.80000        850,530.40
                       -----------------------------------------------------------------------------                   -------------
Total                         0.00           1,540,609.25            0.00     1,540,609.25       0.00                   3,942,894.34
                       =============================================================================                   =============

                                                              Current
                                                            Carry-Over                     Ending          Beginning
               Pass    Beginning Carry-                      Priority      Priority      Carry-Over       Carry-Over       Current
Subordinate   Through   Over Priority     Current Priority   Interest      Interest   Priority Interest    Writedown      Writedown
Certificates   Rate    Interest Balance   Interest Accured    Accured        Paid          Balance       Int. Balance   Int. Accrued
              ---------------------------------------------------------------------------------------------------------------------
M-1           8.3000%          0.00         141,978.42         0.00       141,978.42          0.00             0.00           0.00

M-2           8.2500%          0.00          84,679.38         0.00        84,679.38          0.00             0.00           0.00

B-1           8.2500%          0.00          90,323.75         0.00        90,323.75          0.00             0.00           0.00

B-2           8.0000%          0.00         125,900.00         0.00       125,900.00          0.00             0.00           0.00

X                      1,860,072.31         388,686.06         0.00       113,421.02  2,135,337.35

R                              0.00               0.00         0.00             0.00          0.00

Service Fee   1.0000%          0.00         262,071.31         0.00       262,071.31          0.00
                      -------------------------------------------------------------------------------------------------------------
Total                  1,860,072.31       1,093,638.92         0.00       818,373.88  2,135,337.35             0.00           0.00
                      =============================================================================================================
All Certificates       1,860,072.31       2,634,248.17         0.00     2,358,983.13  2,135,337.35             0.00           0.00
              =====================================================================================================================



       Current                                     Ending           Interest
      Carry-Over                                 Carry-Over         Paid Per
      Writedown               Writedown           Writedown           1000            Total Class
     Int. Accrued           Interest Paid       Int. Balance      Denomination       Distribution
--------------------------------------------------------------------------------------------------

         0.00                    0.00                0.00            6.91667          141,978.42


         0.00                    0.00                0.00            6.87500           84,679.38


         0.00                    0.00                0.00            6.87500           90,323.75

         0.00                    0.00                0.00            6.66667          125,900.00

                                                                                      113,421.02

                                                                                            0.00

                                                                                      262,071.31
----------------------------------------------------------                   --------------------
         0.00                    0.00                0.00                             818,373.88
==========================================================                   ====================
         0.00                    0.00                0.00                           4,761,268.22
==========================================================                   ====================
              Cumulative X Interest Shortfall                                       2,135,337.35
              Cumulative Accelerated Prin. Disb.                                   (1,641,784.41)
                                                                             --------------------
                                                                                      493,552.94
                                                                             ====================